UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2018

INPIXON

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

  Item 5.07   Submission of Matters to a Vote of Security Holders.

On October 31, 2018, Inpixon (the “Company”) held its 2018 annual meeting of stockholders (the “Annual Meeting”), at which the Company’s stockholders voted on and approved Proposals 1, 2, 4, 5 and 6, as further described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 1, 2018. Prior to voting on Proposal 3, the Annual Meeting was adjourned until November 15, 2018 to allow additional time for voting on Proposal 3, which sought to approve an amendment to the Company’s Articles of Incorporation to increase its authorized shares of common stock from 250,000,000 to 1,000,000,000. At the reconvened meeting on November 15, 2018, the Annual Meeting was adjourned again until November 30, 2018 to allow additional time for voting on Proposal 3.

As of October 8, 2018, the record date for the Annual Meeting, 61,571,995 shares of common stock were outstanding and entitled to vote at the Annual Meeting. At the November 30, 2018 continuation of the Annual Meeting, 38,193,700 shares of common stock were present in person or represented by proxy, which represented 62.03% of the voting power of the shares of common stock entitled to vote at the Annual Meeting, and which constituted a quorum for the transaction of business.

At the November 30, 2018 continuation of the Annual Meeting,  Proposal 3 to amend the Company’s Articles of Incorporation to increase its authorized shares of common stock from 250,000,000 to 1,000,000,000 did not receive sufficient affirmative votes to be approved. The final voting results are as follows:

For	Against	Abstentions
27,422,735	10,643,580	127,385

1

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPIXON

Date: November 30, 2018	By:	/s/ Nadir Ali
	Name:	Nadir Ali
	Title:	Chief Executive Officer

2